UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2014

Elephant Talk Communications Corp.
(Exact name of registrant as specified in its charter)

Delaware	000-030061	95-4557538
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3600 NW 138TH St. STE 102 Oklahoma City, OK 73134
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (405) 301-6774

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 17, 2014 (the “Closing Date”), Elephant Talk Europe Holding B.V., a besloten vennootschap met beperkte aansprakelijkheid organized under the laws of the Netherlands (“ET Europe”), a wholly owned subsidiary of Elephant Talk Communications Corp. (the “Company”), entered into a term loan credit agreement (the “Credit Agreement”) among ET Europe, as borrower, the Company, any subsidiaries of the Company party thereto that are guarantors or become guarantors thereunder pursuant to the terms and provisions of the Credit Agreement, the lenders from time to time party thereto (each a “Lender”) and Atalaya Administrative LLC, a New York limited liability company (“Atalaya”), as administrative agent for the Lenders and collateral agent for the secured parties.

The Credit Agreement provides for a twelve million dollar term loan facility (the “Term Loan Facility”) with advances made on the Closing Date. Borrowings under the Term Loan Facility shall bear interest at the LIBOR rate plus an applicable margin per annum equal to ten percent (10.00%), such margin currently increased by an additional two percent (2.00%) pending the satisfaction of certain post-closing conditions. The Term Loan Facility will mature on December 31, 2017.

The Credit Agreement contains customary affirmative covenants, negative covenants, including financial covenants, and events of default.  Pursuant to the terms and provisions of the Security Agreement by and among ET Europe, the Company, Elephant Talk North America Corp. (“ETNA”) and Atalaya (the “Security Agreement”), and the Trademark Security Agreement between ET Europe and Atalaya (the “Trademark Security Agreement”), the Term Loan Facility is secured by a pledge of all present and future property and assets of the Company and certain other parties to the Credit Agreement and Security Agreement.

The Term Loan Facility is guaranteed by the Company, certain of its subsidiaries, including ETNA, and any other direct or indirect subsidiary formed or organized in the United States or direct or indirect subsidiary organized under the laws of the Netherlands or Mexico formed or otherwise purchased or acquired after the Closing Date.

The foregoing is a summary of the material terms of the Credit Agreement, the Security Agreement and the Trademark Security Agreement. Investors are encouraged to review the entire text of the Credit Agreement, the Security Agreement and the Trademark Security Agreement, copies of which are filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report, respectively, and are incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As of November 17, 2014, the Term Loan Facility constitutes a direct financial obligation of the Company, the material terms of which are described above under Item 1.01 and are incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

On November 17, 2014, pursuant to the terms of the Credit Agreement, the Company issued a warrant to Corbin Mezzanine Fund I, L.P., a Lender (the “Corbin Warrant”), to purchase 1,157,895 shares of the Company’s common stock, par value $0.00001 (the “Common Stock”), exercisable upon issuance, at a price of $0.95 per share. The term of the Corbin Warrant expires on November 17, 2016.

On August 28, 2013, the Company issued a Convertible Note to Saffelberg Investments NV (“Saffelberg”) (an affiliate of the Company), due August 28, 2015 (the “Maturity Date”), pursuant to which the Company borrowed a principal amount of €4,000,000 at an interest rate of 10% per annum (the “Convertible Note”). The Convertible Note permits conversion, in whole or in part, at the option of Saffelberg, into a number of shares of Common Stock, equal to the quotient of the Outstanding Balance (as defined in the Convertible Note) under the Convertible Note by $0.887. In conjunction with the issuance of the Convertible Note, on August 28, 2013, the Company issued a warrant to Saffelberg to purchase 2,000,000 shares of restricted Common Stock (the “2013 Saffelberg Warrant”). The 2013 Saffelberg Warrant became exercisable at any time on or after February 28, 2014 at a price of $0.887 per share. The term of the 2013 Saffelberg Warrant expires on August 28, 2018.

On November 17, 2014, in connection with the Term Loan Facility, the Company entered into a Note Conversion Letter Agreement (the “Conversion Agreement”) with Saffelberg to, among other things,

•	repay 50% of the Convertible Note principal amount and accrued interest, totaling €2,498,849.32 (approximately $3,123,011);

•	convert the remaining 50% of the Convertible Note into 2,817,993 shares of Common Stock; and

•	issue a three year warrant to Saffelberg to purchase 1,000,000 shares of Common Stock (the “2014 Saffelberg Warrant”).

The 2014 Saffelberg Warrant is exercisable any time after May 17, 2015 at an exercise price of $0.93 per share. The term of the 2014 Saffelberg Warrant expires on November 17, 2017. The 2013 Saffelberg Warrant remains outstanding, the terms of which remain unchanged.

The securities underlying the Corbin Warrant, the 2014 Saffelberg Warrant and the shares of Common Stock issued upon conversion of the Convertible Note pursuant to the Conversion Agreement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and were offered and sold to an “accredited investor” (as defined in Rule 501(a) of the Securities Act) pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act and Regulation D promulgated pursuant thereto.

The descriptions of the Corbin Warrant, the Conversion Agreement and the 2014 Saffelberg Warrant are qualified in their entirety by the terms and conditions of the Corbin Warrant, the Conversion Agreement and the 2014 Saffelberg Warrant, forms of which are filed as Exhibits 4.1, 4.2 and 4.3, respectively, to this Current Report and are incorporated by reference herein.

Item 8.01 Other Events.

On November 21, 2014, the Company announced that it has received official notification from NYSE Regulation, Inc., dated November 20, 2014, and effective November 24, 2014, that it is now in compliance with the listing requirements of Part 10 of the NYSE MKT LLC Company Guide.  A copy of the Company’s press release is filed herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

4.1	Form of Corbin Warrant, dated November 17, 2014 between Elephant Talk Communications Corp. and Corbin Mezzanine Fund I, L.P.
4.2	Form of Conversion Letter Agreement, dated November 17, 2014 between Elephant Talk Communications Corp. and Saffelberg Investments NV.
4.3	Form of Warrant, dated November 17, 2014 between Elephant Talk Communications Corp. and Saffelberg Investments NV.
10.1	Credit Agreement, dated as of November 17, 2014, by and among Elephant Talk Europe Holding B.V., as the Borrower, Elephant Talk Communications Corp., as the Parent and Guarantor, the other Subsidiaries of the Parent, from time to time party hereto as Guarantors, the Lenders from time to time party hereto and Atalaya Administrative LLC, as Administrative Agent and Collateral Agent.*
10.2	Security Agreement, dated as of November 17, 2014, by and among Elephant Talk Europe Holding B.V., Elephant Talk Communications Corp., the other Grantors from time to time party hereto, and Atalaya Administrative LLC, as Collateral Agent.*
10.3	Trademark Security Agreement, dated as of November 17, 2014, between Elephant Talk Europe Holding B.V. and Atalaya Administrative LLC.*
99.1	Press Release issued by the Company dated November 21, 2014.

* The schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules or exhibits upon request by the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELEPHANT TALK COMMUNICATIONS CORP.

Date: November 21, 2014	By:	/s/ Alex Vermeulen
Alex Vermeulen
General Counsel

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Corbin Warrant, dated November 17, 2014 between Elephant Talk Communications Corp. and Corbin Mezzanine Fund I, L.P.
4.2	Form of Conversion Letter Agreement, dated November 17, 2014 between Elephant Talk Communications Corp. and Saffelberg Investments NV.
4.3	Form of Warrant, dated November 17, 2014 between Elephant Talk Communications Corp. and Saffelberg Investments NV.
10.1	Credit Agreement, dated as of November 17, 2014, by and among Elephant Talk Europe Holding B.V., as the Borrower, Elephant Talk Communications Corp., as the Parent and Guarantor, the other Subsidiaries of the Parent, from time to time party hereto as Guarantors, the Lenders from time to time party hereto and Atalaya Administrative LLC, as Administrative Agent and Collateral Agent.*
10.2	Security Agreement, dated as of November 17, 2014, by and among Elephant Talk Europe Holding B.V., Elephant Talk Communications Corp., the other Grantors from time to time party hereto, and Atalaya Administrative LLC, as Collateral Agent.*
10.3	Trademark Security Agreement, dated as of November 17, 2014, between Elephant Talk Europe Holding B.V. and Atalaya Administrative LLC.*
99.1	Press Release issued by the Company dated November 21, 2014.

* The schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules or exhibits upon request by the Securities and Exchange Commission.